UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Edgewater Technology, Inc. (“Edgewater” or the “Company”), through its wholly-owned subsidiary, Edgewater Technology-Meridian, Inc., entered into an Asset Purchase Agreement, dated as of May 17, 2010 (the “Purchase Agreement”), by and among Edgewater, Edgewater Technology-Meridian, Inc., Meridian Consulting International LLC (“Meridian”), an Illinois limited liability company, and Andrew Starks, Ryan Meester and Ricardo Rasche (who are collectively referred to as the “Stockholders”) providing for the acquisition of certain assets of Meridian (the “Acquisition”). A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01. The Acquisition was consummated on May 17, 2010.

Acquisition Purchase Price: The Company paid to the Stockholders upfront cash consideration of $1.75 million, subject to net working capital adjustments to be calculated post-closing. In addition, the Stockholders are entitled to additional contingent earnout consideration based upon the achievement of certain performance measures over a thirty-six month period (the “Earnout Period”). The maximum amount of contingent earnout consideration to be earned during the Earnout Period is capped at $2.7 million.

Source of Funds: The Acquisition will be accounted for as an asset purchase. The $1.75 million in upfront cash consideration was funded from Edgewater’s working capital.

Description of Business of Acquired Entity: Headquartered in Chicago, Illinois, Meridian is a specialty solution provider of Oracle’s Hyperion Strategic Finance product which encompasses strategic planning and forecasting, scenario modeling and mergers and acquisitions analysis. Meridian has delivered its services to organizations across various vertical markets including Energy, Higher Education, Retail and Healthcare.

On May 18, 2010, the Company issued a press release regarding the matters described in this Item 8.01. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

No Financial Statements relating to the acquisition of Meridian are required pursuant to Rule 3-05 of Regulation S-X.

(b) Pro forma financial information.

No pro forma financial information relating to the acquisition of Meridian is required pursuant to Article 11 of Regulation S-X.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of May 17, 2010, by and among Edgewater Technology-Meridian, Inc., Meridian Consulting International LLC and Andrew Starks, Ryan Meester and Ricardo Rasche.*

99.1	Edgewater Technology, Inc. Press Release dated May 18, 2010.

*	All Exhibits and Schedules have been omitted from the filed copy of this agreement. The registrant will furnish, supplementally, a copy of such Exhibits and Schedules to the Commission upon request.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2010

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)